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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Novell, Inc.
(Exact name of registrant as specified in its charter)

June 28, 2004
Date of Report (Date of earliest event reported)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (I.R.S. Employer Identification No.)
404 Wyman Street, Suite 500, Waltham, MA (Address of principal executive offices)		02451 (Zip Code)

(781) 464-8000
(Registrant's telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

        On Monday, June 28, 2004, Novell, Inc. issued a press release announcing a proposed offering of $450 million principal amount, with an option for up to an additional $90 million principal amount, of convertible senior debentures. A copy of that press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Novell, Inc. on June 28, 2004

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVELL, INC.
By:	/s/ Jay G. Reilly Jay G. Reilly Assistant Corporate Secretary

Dated: June 28, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Novell, Inc. on June 28, 2004

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  Item 5. Other Events and Required FD Disclosure.
SIGNATURE
EXHIBIT INDEX